Exhibit 10.5

METASTORM, INC.

NON-INTERFERENCE AND CONFIDENTIALITY AGREEMENT

FOR EMPLOYEES

THIS NON-INTERFERENCE AND CONFIDENTIALITY AGREEMENT (“Agreement”) is entered into on the         day of              , 20     (the “Effective Date”), by and between Metastorm, Inc., a Maryland corporation (the “Company”), and Employee (the “Employee”).

The Company has extended an offer of employment to the Employee and the Employee has accepted.  As a condition to the Employee’s employment with the Company, the Employee hereby agrees as follows:

1.                                       Covenants of the Employee.

1.1                               Necessity for Covenants.  The Employee acknowledges that his employment with the Company will provide him with access to trade secrets of and confidential information concerning the Company and its Affiliates, and that the Company’s business interests require a confidential relationship between the Employee and the Company and the fullest practical protection and confidential treatment of its trade secrets of and confidential information.  The Employee also acknowledges that the Company has invested a great deal of time and money in developing the skills of its existing personnel and in order for the Company to succeed, it needs to retain its existing personnel. The Employee further acknowledges that the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company and its Affiliates, and that the Employee’s agreement to be bound by such covenants are a condition to the Employee’s continued employment with the Company.

1.2                               Definitions.

(a)                                  “Affiliate” means any parent or subsidiary corporation of the Company, as those terms are defined §§424(e) and (f) of the Code

(b)                                     “Confidential or Proprietary Information” means:

(i)                                  any and all information, formulae, patterns, compilations, programs, devices, methods, techniques, processes, know how, plans (marketing, business, strategic or otherwise), arrangements, pricing and other data (collectively, “Information”) that (A) derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and (B) is the subject of efforts by the Company and/or any of its Affiliates that are reasonable under the circumstances to maintain its secrecy; or

(ii)                               any and all other Information (A) unique to the Company or any of its Affiliates which has a significant business purpose and is not known or generally available from sources outside the Company or its Affiliates or typical of industry practice, or (B) the disclosure of which would have a material adverse effect on the business of the Company or any of its Affiliates.

(c)                                  “Control” or any form thereof, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(d)                                 “Misappropriation,” or any form thereof, means:

(i)   the acquisition of any Trade Secret or Confidential or Proprietary Information by a Person who knows or has reason to know that the Trade Secret or Confidential or Proprietary Information was acquired by theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy, or espionage through electronic or other means (each, an “Improper Means”); or

(ii)   the disclosure or use of any Trade Secret or Confidential or Proprietary Information without the express consent of the Company by a Person who (A) used Improper Means to acquire knowledge of the Trade Secret or Confidential or Proprietary Information; (B) at the time of disclosure or use, knew or had reason to know that his or her knowledge of the Trade Secret or Confidential or Proprietary Information was (1) derived from or through a Person who had utilized Improper Means to acquire it, (2) acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use, or (3) derived from or through a Person who owed a duty to the Company and/or any of its Affiliates to maintain its secrecy or limit its use; or (C) before a material change of his or her position, knew or had reason to know that it was a Trade Secret or Confidential or Proprietary Information and that knowledge of it had been acquired by accident or mistake.

(e)                                  “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, business trust, joint-stock company, estate, trust, unincorporated organization, or government or other agency or political subdivision thereof; or any other legal or commercial entity.

(f)                                    “Specified Trade Secrets” means the Trade Secrets or Confidential or Proprietary Information that the Employee is or will be intimately involved in developing or implementing and any additional Trade Secrets or Confidential or Proprietary Information developed or implemented by the Employee after the date hereof.

(g)                                 “Trade Secrets” means:

(i)                                     any and all information; machinery; inventions; experiments; research; formulae; patterns; compilations; programs; devices; methods; techniques; processes; software (including, without limitation, designs, programs and codes)know how; plans (including, without limitation, marketing, business, strategic or otherwise); arrangements; pricing, cost, revenue or profit information; and other data (collectively, “Information”) that (A) derive independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and (B) are the subject of efforts by the Company and/or any of its Affiliates that are reasonable under the circumstances to maintain their secrecy;

(ii)                                  any and all other Information (A) unique to the Company or any of its Affiliates which has a significant business purpose and is not known or generally available from sources outside the Company or its Affiliates or typical of industry practice, or (B) the disclosure of which would have a material adverse effect on the business of the Company or any of its Affiliates; and

(iii)                               all other information of the Company that would be deemed to be “trade secrets” within the meaning of the Uniform Trade Secrets Act (as promulgated by the United States National Conference of Commissioners on Uniform State Laws) or such other similar statute of any jurisdiction which is found to be applicable to this Agreement, its enforcement or its interpretation.

1.3                                 Non-Interference with Company Employees. During the term of the Employee’s employment with the Company and, for a period of one (1) year after the Employee’s employment hereunder is terminated (the “Termination Date”), regardless of the reason for such termination (the “Restricted Period”), the Employee shall not, directly or indirectly, for himself or on behalf of any other person, firm, corporation or other entity, whether as a principal, agent, employee, stockholder, partner, officer, member, director, sole proprietor, or otherwise:

(a)                                  solicit, hire, entice, or aid, or cooperate with others in soliciting, hiring, enticing or aiding any employee of the Company or any of its Affiliates to leave the employ of, or cease performing services for, the Company or any of its Affiliates; or

(b)                                 otherwise interfere in any way with the personnel of the Company or any Affiliate.

1.4                                 Non-Interference with Company Customers and Partners.

(a)                                  During the term of the Employee’s employment with the Company, the Employee shall not without the prior written consent of the Company, directly or indirectly, for himself or on behalf of any other person, firm, corporation or other entity other than the Company or any of its Affiliates, whether as a principal, agent, employee, consultant, stockholder, partner, officer, member, director, sole proprietor, or otherwise:

(i)                                 solicit employment with any current customer or partner of the Company or any of its Affiliates who is located within fifty (50) miles of a Metastorm office; or

(ii)                              engage or cooperate with others in engaging any current customer or partner of the Company or any of its Affiliates for the purposes of being involved in a business which competes with any business of the Company or any of its Affiliates.

(b)                               For a period of six (6) months after the Employee’s employment with the Company or any of its Affiliates is terminated (the “Termination Date”), regardless of the reason for such termination, the Employee shall not, without the prior written consent of the Company, directly or indirectly, for himself or on behalf of any other person, firm, corporation or other entity (other than the Company or any of its Affiliates) whether as a principal, agent, employee, consultant, stockholder, partner, officer, member, director, sole proprietor or otherwise:

(i)                                     solicit employment with any current customer or partner of the Company or any of its Affiliates who is located within fifty (50) miles of a Metastorm office; or

(ii)                                  engage or cooperate with others in engaging any current customer or partner of the Company or any of its Affiliates for the purposes of being involved in a business which competes with any business of the Company or any of its Affiliates.

1.5                                     No Disparaging Comments Upon Termination. Upon termination of employment with the Company, the Employee shall refrain from making any disparaging remarks about the businesses, services, products, stockholders, officers, directors or other personnel of the Company or any of its Affiliates.

1.6                                     Trade Secrets and Confidential Information

(a)                              The Employee acknowledges, covenants and agrees that:

(i)                                     except as required by law or court order, the Employee will keep confidential and will not disclose to anyone (other than the Company or any persons designated by the Company), or publish, utter, exploit, make use of (or aid others in publishing, uttering, exploiting or using), or otherwise Misappropriate any Trade Secrets or Confidential or Proprietary Information at any time;

(ii)                                  each of the Specified Trade Secrets are, and for all purposes hereof shall be, “Trade Secrets,” within the meaning of Section 11-1201 of the Maryland Uniform Trade Secret Act (as codified in the Annotated Code of Maryland, Commercial Law, § 11-1201 et.seq.)), of the Company and its Affiliates;

(iii)                               the Employee is and will be intimately involved in the development and/or implementation of the Specified Trade Secrets;

(iv)                              in the event the Employee breaches the covenants contained in this Section 1.6 with respect to any Trade Secrets or Confidential or Proprietary Information, such breach shall be deemed to be a Misappropriation of such Trade Secrets or Confidential or Proprietary Information; and

(v)                                 any Misappropriation of the Specified Trade Secrets or any other Trade Secrets or Confidential or Proprietary Information will result in immediate and irreparable harm to the Company.

(b)                                 The Employee’s obligations hereunder shall continue both during the term of the Employee’s employment and thereafter, regardless of the reason for the termination of his employment.

(c)                                  Notwithstanding anything herein to the contrary, the obligations of secrecy and confidentiality set forth herein shall not apply to any Information which is now generally publicly known or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by the Employee, or which is required by law or order of any court to be disclosed.

1.7                                 Property of the Company.  All drawings, memoranda, notes, lists, records and other documents or papers (and all copies thereof), including but not limited to, such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Employee, or made available to the Employee or in the Employee’s possession concerning the in any way relating to the conduct of the Business or the business of any Affiliate, customer, or supplier, are and shall be the property of the Company and shall be delivered to the Company promptly upon the termination of the Employee’s employment with the Company or at any other time on request.

1.8                                 Employee’s Ideas, Etc.  All inventions, ideas, prototypes, discoveries, improvements, innovations and the like (“Inventions”) and all works of original authorship or images that are fixed in any tangible medium of expression and all copies thereof (“Works”) which are designed, created or developed by Employee, solely or in conjunction with others, in the course of performance of the Employee’s duties which relate to the Business, shall be made or conceived for the exclusive benefit of and shall be the exclusive property of the Company.  The Employee shall immediately notify the Company upon the design, creation or development of all Inventions and Works.  At any time thereafter, the Employee, at the request and expense of the Company, shall execute and deliver to the Company all documents or instruments which may be necessary to secure or perfect the Company’s title to or interest in the Inventions and Works, including but not limited to applications for letters of patent, and extensions, continuations or reissues thereof, applications for copyrights and documents or instruments of assignment or transfer.  All Works are agreed and stipulated to be “works made for hire,” as that term is used and understood within the Copyright Act of 1976, as amended.  To the extent any Works are not deemed to be works made for hire as defined above, and to the extent that title to or ownership of any Invention or Work and all other rights therein are not otherwise vested exclusively in the Company, the Employee shall, without further consideration but at the expense of the Company, assign and transfer to the Company the Employee’s entire right, title and interest (including copyrights and patents) in or to those Inventions and Works.

1.9                                 Rights and Remedies Upon Breach. The Employee acknowledges and agrees that if the Employee breaches any of the provisions of Sections 1.3 through 1.8 the Company will suffer immediate and irreparable harm for which monetary damages alone will not be a sufficient remedy, and that, in addition to all other remedies that the Company may have (including, without limitation, the recovery of damages pursuant to Section 11-1203 of the Maryland Uniform Trade Secret Act (as codified in the Annotated Code of Maryland, Commercial Law, § 11-1201 et.seq.)), the Company shall be entitled to seek injunctive relief

(including, without limitation, an injunction pursuant to Section 11-1202 of the Maryland Uniform Trade Secret Act), specific performance or any other form of equitable relief to remedy a breach or threatened breach of this Agreement (including, without limitation, any actual or threatened Misappropriation) by the Employee  and to enforce the provisions of this Agreement, and the Employee hereby waives any and all defenses he may have on the grounds of lack of jurisdiction or competence of a court to grant such an injunction or other equitable relief and to the enforceability of this Agreement.  The existence of this right shall not preclude or otherwise limit the applicability or exercise of any other rights and remedies which the Company may have at law or in equity.

1.10                           Review.  The Employee has received or been given the opportunity to review the provisions of this Agreement, and the meaning and effect of each provision, with independent legal counsel of the Employee’s choosing.

1.11                           Interpretation; Severability.

(a)                                The Employee has carefully considered the possible effects on the Employee of the covenants not to compete, the confidentiality provisions, and the other obligations contained in this Agreement, and the Employee recognizes that the Company has made every effort to limit the restrictions placed upon the Employee to those that are reasonable and necessary to protect the Company’s legitimate business interests.

(b)                               The Employee acknowledges and agrees that the restrictive covenants set forth in this Agreement are reasonable and necessary in order to protect the Company’s valid business interests.  It is the intention of the parties hereto that the covenants, provisions and agreements contained herein shall be enforceable to the fullest extent allowed by law.  If any covenant, provision, or agreement contained herein is found by a court having jurisdiction to be unreasonable in duration, scope or character of restrictions, or otherwise to be unenforceable, such covenant, provision or agreement shall not be rendered unenforceable thereby, but rather the duration, scope or character of restrictions of such covenant, provision or agreement shall be deemed reduced or modified with retroactive effect to render such covenant, provision or agreement reasonable or otherwise enforceable (as the case may be), and such covenant, provision or agreement shall be enforced as modified.  If the court having jurisdiction will not review the covenant, provision or agreement, the parties hereto shall mutually agree to a revision having an effect as close as permitted by applicable law to the provision declared unenforceable.  Moreover, to the extent that any provision is declared unenforceable, the Company shall have all rights under statute or common law to enforce its rights with respect to (i) any trade secrets or confidential or proprietary information, or (ii) any unfair competition by the Employee.  The parties hereto agree that if a court having jurisdiction determines, despite the express intent of the parties hereto, that any portion of the covenants, provisions or agreements contained herein are not enforceable, the remaining covenants, provisions and agreements herein shall be valid and enforceable.

2.                                     Dispute Resolution.

2.1                                 Costs of Litigation.  If either party files suit to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorneys’ fees.

2.2                                 Consent to Jurisdiction.  The parties submit to the jurisdiction and venue of the courts of the State of Maryland

2.3                                 No Jury Trial.  NEITHER PARTY SHALL ELECT A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

3.                                     Other Provisions.

3.1                                 Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage paid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

(i)                                     if to the Company, to:

Metastorm, Inc.

500 East Pratt St. #1250

Baltimore, MD 21202

(ii)                                  if to the Employee, to:

Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

3.2                               Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

3.3                               Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Employee and a duly authorized officer of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

3.4                                 Governing Law.  This Agreement has been negotiated and is to be performed in the United States of America, State of Maryland and shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State.

3.5                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.6                                 Word Forms.  Whenever used herein, the singular shall include the plural and the plural shall include the singular.  The use of any gender or tense shall include all genders and tenses.

3.7                                 Headings.  The Section headings have been included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.

3.8                                 Binding Effect and Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives and other legal representatives.  This Agreement may be assigned by the Company to any entity which buys substantially all of the Company’s assets.  However, the Employee may not assign this Agreement without the prior written consent of the Company.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement or caused it to be executed and attested by their duly authorized officers as a document under seal on the day and year first above written.

METASTORM, INC.

Christopher S. Desautelle, CFO	Robert J. Farrell, CEO/President

EMPLOYEE:	ATTEST/WITNESS:

Employee